EXHIBIT 4.1

____________________________________

LASALLE FUNDING LLC

as Issuer,

ABN AMRO HOLDING N.V.
ABN AMRO BANK N.V.

as Guarantors,

and

BNY MIDWEST TRUST COMPANY,

as Trustee

____________________________________

FIRST SUPPLEMENTAL INDENTURE

dated as of September 24, 2003

to

INDENTURE

dated as of June 15, 2003

     FIRST SUPPLEMENTAL INDENTURE (“First Supplemental Indenture”), dated as of September 24, 2003, between LASALLE FUNDING LLC, a limited liability company organized under the laws of Delaware (the “Issuer”), ABN AMRO HOLDING N.V., a public limited liability company incorporated under the laws of The Netherlands (“Holding”), ABN AMRO BANK N.V., a public limited liability company incorporated under the laws of The Netherlands (the “Bank”), and BNY MIDWEST TRUST COMPANY, an Illinois trust company, as trustee (the “Trustee”).

     Capitalized terms used herein and not otherwise defined herein have the meanings assigned to those terms in the Indenture (as defined below).

WITNESSETH

     WHEREAS, the Issuer, the Bank and the Trustee executed and delivered an Indenture, dated as of June 15, 2003 (the “Indenture”), to provide for the issuance of the Issuer’s Securities;

     WHEREAS, the Issuer and the Bank desire to make Holding an additional guarantor of the Securities;

     WHEREAS, Holding desires to guarantee the Issuer’s obligations under the Securities;

     WHEREAS, the Issuer, the Bank and Holding have requested that the Trustee execute and deliver this First Supplemental Indenture, and all requirements necessary to make this First Supplemental Indenture a valid, binding and enforceable instrument in accordance with its terms, have been done and performed, and the execution and delivery of this First Supplemental Indenture has been duly authorized in all respects;

      NOW, THEREFORE,

     With respect to the Securities issued on or after the date hereof, the Issuer, Holding, the Bank and the Trustee mutually covenant and agree as follows:

ARTICLE 1
GUARANTEE

     Section 1.01. Guarantee and Indemnity. Article 13 of the Indenture is hereby replaced in its entirety with the following:

“ARTICLE 13
GUARANTEE AND INDEMNITY

     Section 13.01. The Guarantee. Each of ABN AMRO Holding N.V. and ABN AMRO Bank N.V. (each a “Guarantor” and, collectively, the “Guarantors”) hereby unconditionally guarantees, jointly and severally, to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee the due and punctual payment of the principal of, any premium and interest on, and any additional amounts with respect to such Security and the due and punctual payment of the sinking fund payments (if any) provided for pursuant to the terms of such Security, when and as the same shall become due and payable, whether at maturity, by acceleration, redemption, repayment or otherwise, in accordance with the terms of such Security and of this Indenture, as supplemented, and all other amounts owed by the Issuer thereunder. In case of the failure of the Issuer punctually to pay any such principal, premium, interest, additional amounts or sinking fund payment, each Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at maturity, upon acceleration, redemption, repayment or otherwise, and as if such payment were made by the Issuer.

     Section 13.02. Net Payments. All payments of principal of and premium, if any, interest and any other amounts on, or in respect of, the Securities of any series or any Coupon appertaining thereto shall be made by the Guarantors without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of The Netherlands (the “taxing jurisdiction”) or any political subdivision or taxing authority thereof or therein, unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by (i) the laws (or any regulations or ruling promulgated thereunder) of a taxing jurisdiction or any political subdivision or taxing authority thereof or therein or (ii) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in a taxing jurisdiction or any political subdivision thereof). If a withholding or deduction at source is required, the Guarantors shall, subject to certain limitations and exceptions set forth below, be obligated to pay, jointly and severally, to the Holder of any such Security or any Coupon appertaining thereto such additional amounts as may be necessary so that every net payment of principal, premium, if any, interest or any other amount made to such Holder, after such withholding or deduction, shall not be less than the amount provided for in such Security, any Coupons appertaining thereto and this Indenture to be then due and payable; provided, however, that the Guarantors shall not be required to make payment of such additional amounts for or on account of:

     (a) any tax, fee, duty, assessment or governmental charge of whatever nature which would not have been imposed but for the fact that such Holder: (A) was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the relevant taxing jurisdiction or any political subdivision thereof or otherwise had some connection with the relevant taxing jurisdiction other than by reason of the mere ownership of, or receipt of payment under, such Security; (B) presented such Security for payment in the relevant taxing jurisdiction or any political subdivision thereof, unless such Security could not have been presented for payment elsewhere; or (C) presented such Security more than thirty (30) days after the date on which the payment in respect of such Security first became due and payable or provided for, whichever is later, except to the extent that the Holder would have been entitled to such additional amounts if it had presented such Security for payment on any day within such period of thirty (30) days;

     (b) any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

     (c) any tax assessment or other governmental charge imposed on a payment that is required to be made pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN council meetings of November 26 – 27, 2000 and June 3, 2003 or any law implementing or complying with, or introduced in order to confirm such directive;

     (d) any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the Holder or the beneficial owner of such Security to comply with any reasonable request by a Guarantor addressed to the Holder within 90 days of such request (A) to provide information concerning the nationality, residence or identity of the Holder or such beneficial owner or (B) to make any declaration or other similar claim or satisfy any information or reporting requirement, which, in the case of (A) or (B), is required or imposed by statute, treaty, regulation or administrative practice of the relevant taxing jurisdiction or any political subdivision thereof as a precondition to exemption from all or part of such tax, assessment or other governmental charge; or

     (e) any combination of items (a), (b) (c) and (d);

nor shall additional amounts be paid with respect to any payment of the principal of, or premium, if any, interest or any other amounts on, any such Security to any Holder who is a fiduciary or partnership or other than the sole beneficial owner of such Security to the extent such payment would be required by the laws of the relevant taxing jurisdiction (or any political subdivision or relevant taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such additional amounts had it been the Holder of the Security.

     Whenever in this Indenture there is mentioned, in any context, the payment of the principal of or any premium, interest or any other amounts on, or in respect of, any Security of any series or any Coupon or the net proceeds received on the sale or exchange of any Security of any series, such mention shall be deemed to include mention of the payment of additional amounts provided by the terms of such series established hereby or pursuant hereto to the extent that, in such context, additional amounts are, were or would be payable in respect thereof pursuant to such terms, and express mention of the payment of additional amounts (if applicable) in any provision hereof shall not be construed as excluding the payment of additional amounts in those provisions hereof where such express mention is not made.

     Except as otherwise provided in or pursuant to this Indenture or the Securities of the applicable series, at least 10 days prior to the first Interest Payment Date with respect to a series of Securities (or if the Securities of such series shall not bear interest prior to Maturity, the first day on which a payment of principal is made), and at least 10 days prior to each date of payment of principal or interest if there has been any change with respect to the matters set forth in the below-mentioned Guarantor’s Officers’ Certificate, one of the Guarantors shall furnish to the Trustee and the principal paying agent, if other than the Trustee, such Guarantor’s Officers’ Certificate instructing the Trustee and such paying agent whether such payment of principal of and premium, if any, interest or any other amounts on the Securities of such series shall be made to Holders of Securities of such series or the Coupons appertaining thereto without withholding for or on account of any tax, fee, duty, assessment or other governmental charge described in Section 13.02. If any such withholding shall be required, then such Guarantor’s Officers’ Certificate shall specify by taxing jurisdiction the amount, if any, required to be withheld on such payments to such Holders of Securities or Coupons, and the Guarantors agree to pay, jointly and severally, to the Trustee or such paying agent the additional amounts required by Section 13.02. The Guarantors covenant to indemnify, jointly and severally, the Trustee and any paying agent for, and to hold them harmless against, any loss, liability or expense reasonably incurred without negligence or bad faith on their part arising out of or in connection with actions taken or omitted by any of them in reliance on any Guarantor’s Officers’ Certificate furnished pursuant to Section 13.02.

     Section 13.03. Guarantee Unconditional, etc. Each Guarantor hereby agrees that its obligations hereunder shall be as principal and not merely as surety, and shall be absolute, irrevocable and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of any Security or this Indenture, any failure to enforce the provisions of any Security or this Indenture, or any waiver, modification, consent or indulgence granted with respect thereto by the Holder of such Security or the Trustee, the recovery of any judgment against the Issuer or any action to enforce the same, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger, insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest or notice with respect to any such Security or the Indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged except by payment in full of the principal of, any premium and interest on, and any additional amounts and sinking fund payments required with respect to, the Securities and the complete performance of all other obligations contained in the Securities. Each Guarantor further agrees, to the fullest extent that it lawfully may do so, that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 5.01 hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or prohibition extant under any bankruptcy, insolvency, reorganization or other similar law of any jurisdiction preventing such acceleration in respect of the obligations guaranteed hereby.

     Section 13.04. Reinstatement. This Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time payment on any Security, in whole or in part, is rescinded or must otherwise be restored to the Issuer or any Guarantor upon the bankruptcy, liquidation or reorganization of the Issuer or otherwise.

     Section 13.05. Subrogation. A Guarantor shall be subrogated to all rights of the Holder of any Security against the Issuer in respect of any amounts paid to such Holder by such Guarantor pursuant to the provisions of this Guarantee; provided, however, that such Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation until the principal of, any premium and interest on, and any additional amounts and sinking fund payments required with respect to, all Securities shall have been paid in full.

     Section 13.06. Indemnity. As a separate and alternative stipulation, each Guarantor unconditionally and irrevocably agrees that any sum expressed to be payable by the Issuer under this Indenture, the Securities or the Coupons but which is for any reason (whether or not now known or becoming known to the Issuer, the Guarantors, the Trustee or any Holder of any Security or Coupon) not recoverable from such Guarantor on the basis of a guarantee will nevertheless be recoverable from it as if it were the sole principal debtor and will be paid by it to the Trustee on demand. This indemnity constitutes a separate and independent obligation from the other obligations in this Indenture, gives rise to a separate and independent cause of action and will apply irrespective of any indulgence granted by the Trustee or any Holder of any Security or Coupon.

     Section 13.07. Assumption by Guarantors.

     (a)      The Guarantors may, without the consent of the Holders, jointly and severally, assume all of the rights and obligations of the Issuer hereunder with respect to a series of Securities and under the Securities of such series if, after giving effect to such assumption, no Event of Default or event which with the giving of notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing. Upon such an assumption, each Guarantor shall execute a supplemental indenture evidencing its assumption of all such rights and obligations of the Issuer and the Issuer shall be released from its liabilities hereunder and under such Securities as obligor on the Securities of such series.

     (b)      The Guarantors shall, jointly and severally, assume all of the rights and obligations of the Issuer hereunder with respect to a series of Securities and under the Securities of such series if, upon a default by the Issuer in the due and punctual payment of the principal, sinking fund payment, if any, premium, if any, or interest on such Securities, the Guarantors are prevented by any court order or judicial proceeding from fulfilling its obligations under Section 13.01 with respect to such series of Securities. Such assumption shall result in the Securities of such series becoming the direct obligations of the Guarantors, acting jointly and severally, and shall be effected without the consent of the Holders of the Securities of any Series. Upon such an assumption, the Guarantors shall execute a supplemental indenture evidencing their assumption of all such rights and obligations of the Issuer, and the Issuer shall be released from its liabilities hereunder and under such Securities as obligor on the Securities of such Series.”

     Section 1.02. Holding as Guarantor. By executing this First Supplemental Indenture, Holding agrees to be a Guarantor under the Indenture, as supplemented by this First Supplemental Indenture, and to be bound by, and subject to, the terms of the Indenture, as supplemented by this First Supplemental Indenture.

     Section 1.03. Definition of "Guarantor". The definition of “Guarantor” in Section 1.01 of the Indenture is hereby replaced in its entirety with the following:

     “Guarantor” means each Person named as the “Guarantor” in Section 13.01 of this Indenture, as supplemented by the First Supplemental Indenture, until any successor Person shall have become such pursuant to the applicable provisions of this Indenture, as so supplemented, and thereafter “Guarantor” shall mean each such successor Person.”

ARTICLE 2
MISCELLANEOUS

     Section 2.01. Effect Of Supplemental Indenture. Upon the execution and delivery of this First Supplemental Indenture by each of the Issuer, Holding, the Bank and the Trustee, the Indenture shall be supplemented in accordance herewith, and this First Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities hereafter authenticated and delivered under the Indenture shall be bound thereby.

     Section 2.02. Confirmation Of Indenture. The Indenture, as supplemented and amended by this First Supplemental Indenture, is in all respects ratified and confirmed, and the Indenture, First Supplemental Indenture and all indentures supplemental thereto shall be read, taken and construed as one and the same instrument.

     Section 2.03. Concerning The Trustee. The Trustee assumes no duties, responsibilities or liabilities by reason of this First Supplemental Indenture other than as set forth in the Indenture. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture. The recitals and statements herein are deemed to be those of the Issuer, Holding and the Bank and not of the Trustee.

     Section 2.04. Governing Law. This First Supplemental Indenture shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of such State, except as may otherwise be required by mandatory provisions of law.

     Section 2.05. Separability. In case any provision contained in this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 2.06. Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

[Signature Pages Follow]

     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first written above.

LASALLE FUNDING LLC

By:	___________________________
Name: Title:

By:	___________________________
Name: Title:

     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first written above.

ABN AMRO HOLDING N.V.

By:	___________________________
Name: Title:

By:	___________________________
Name: Title:

ABN AMRO BANK N.V.

By:	___________________________
Name: Title:

By:	___________________________
Name: Title:

     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first written above.

BNY MIDWEST TRUST COMPANY

By:	___________________________
Name: Title: